Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-41226 of American Tower Corporation on Form S-8 of our report dated June 28, 2005, appearing in this Annual Report on Form 11-K of American Tower Retirement Savings Plan for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

June 29, 2005